UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2019

RESOURCES CONNECTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

0-32113	Delaware	33-0832424
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S Employer Identification No.)

17101 Armstrong Avenue
Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

(714) 430-6400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 2.02	Results of Operations and Financial Condition.

On April 3, 2019, Resources Connection, Inc. (“Resources” or “the Company”) issued a press release announcing its financial results for the quarterly period ended February 23, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Within the attached press release, the Company makes reference to certain non-generally accepted accounting principles (“non-GAAP”) financial measures, including consolidated EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Provision for Income Taxes, Adjusted Net Income, and Adjusted Diluted Earnings Per Common Share. The Company believes these non-GAAP measures are useful to our investors because they are financial measures used by management to assess the core performance of our Company. Accordingly, where these non-GAAP measures are provided, it is done so investors have the same financial data that management uses with the belief such information will assist the investment community in assessing the underlying performance of the Company on a year-over-year and sequential basis. Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.

The non-GAAP measures presented in the attached press release are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

The information in Item 2.02 of this current report on Form 8-K, as well as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On April 3, 2019, the Company announced that Timothy Brackney, age 47, has been appointed to the newly-created position of President and Chief Operating Officer, effective immediately.  Mr. Brackney will report to the Company’s Chief Executive Officer.  As Chief Operating Officer, Mr. Brackney is responsible for the oversight and control over the diverse, global business operations, go-to-market strategies and designing organizational vision and ensuring operational excellence across the Company.  Mr. Brackney will also continue to manage the Revenue teams in North America.

Mr. Brackney has held several leadership positions with the Company over the past 16+ years, most recently as President North America & EVP, Revenue.  Mr. Brackney began his career with the Company as Managing Director of the Portland, Oregon office in 2002.  He was promoted to Regional Director in 2004 and Regional Managing Director in 2007.  In 2011, the Company asked Mr. Brackney to move to Northern California to run the Bay Area as well as the entire North Pacific Region.  In 2014, Mr. Brackney was promoted to SVP to run the West Region and continued in that role until he was promoted to EVP-Revenue in 2017 and President of North America in 2018.

The terms of Mr. Brackney’s promotion are pursuant to a written employment agreement. The agreement provides, among other things, that Mr. Brackney will receive a base salary of $500,000 per year and be eligible to participate in the Company’s annual incentive or bonus plans maintained by the Company for executive officers. Upon a change of control event (as such term is defined in the Company’s 2014 Performance Incentive Plan), all of Mr. Brackney’s then-outstanding and otherwise unvested equity awards will accelerate and immediately vest.  In the event Mr. Brackney’s employment is terminated by the Company without cause or by Mr. Brackney for good reason (as such terms are defined in the agreement), in addition to receiving his accrued but unpaid salary as of the termination date and any earned but unpaid annual incentive compensation in respect of the most recently completed fiscal year, Mr. Brackney will receive, subject to execution of a release of claims against the Company, severance consisting of three and one-half times his then current base salary, accelerated vesting of all then-outstanding and otherwise unvested equity awards, and, for up to eighteen months, continued participation in the Company’s group health insurance plans.  In the event of Mr. Brackney’s death or permanent disability (as such term is defined in the agreement) during the term of the agreement, in addition to receiving his accrued but unpaid salary as of the termination date and any earned but unpaid annual incentive compensation in respect of the most recently completed fiscal year, Mr. Brackney or his estate will receive a pro-rated portion of the target annual incentive compensation to which Mr. Brackney would otherwise be entitled based on the portion of the fiscal year that has elapsed, which will be payable when such annual incentive would otherwise have been payable, and, in the case of a termination due to his permanent disability, he will remain eligible to participate in any long-term disability programs in effect at the time of such termination. To the extent the Company undergoes a change of control and the payments to Mr. Brackney in connection with such change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Brackney will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Brackney, the benefits will be cut-back to the extent necessary to avoid such excise taxes. The employment agreement also contains a one-year post-termination non-interference with business relationships provision, a one-year post-termination non-solicitation of employees and consultants provision and an indefinite confidentiality clause.

The foregoing description of the agreement is qualified in its entirety by reference to the complete terms and conditions of his written employment agreement, which will be filed with our Form 10-K for the year ended May 25, 2019.

Prior to the appointment of Mr. Brackney to this position, on April 1, 2019, the Company agreed to forgive an outstanding loan balance of $527,344.70, which the Company had previously negotiated with Mr. Brackney when he moved from Oregon to Northern California in 2010.  The loan supported his ability to enter the real estate market in California.

Mr. Brackney has no family relationships with any of the Company’s directors or executive officers.  There is no arrangement or understanding between Mr. Brackney and any other persons pursuant to which Mr. Brackney was selected as an officer of the Company, and Mr. Brackney has no direct or indirect material interest in any other transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Chief Accounting Officer

On April 3, 2019, the Company finalized the retirement date of John Bower, Senior Vice President and Chief Accounting Officer, to be effective April 22, 2019.  Mr. Bower will act as an Executive Advisor to the Company through May 18, 2019 and will continue to serve the Company in a consulting role over the next 24 months, as requested by the Chief Financial Officer.  Effective upon Mr. Bower’s retirement on April 22, 2019, Herbert M. Mueller, the Company’s Executive Vice President and Chief Financial Officer, will assume the responsibilities of the Company’s principal accounting officer.  Biographical and other information concerning Mr. Mueller is included in the Company’s proxy statement for its 2018 annual meeting of stockholders, which information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued April 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 3, 2019	RESOURCES CONNECTION, INC.

		By:	/s/ Kate W. Duchene
Kate W. Duchene
President and Chief Executive Officer